EXHIBIT 32.1

CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER
OF DIOMED HOLDINGS, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Diomed Holdings, Inc., a Delaware corporation (the "Registrant") on Form 10-KSB/A for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, James A. Wylie, Jr., Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Annual Report on Form 10-KSB/A for the year ended December 31, 2005, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant, and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  April 13, 2006                       /s/ JAMES A. WYLIE, JR.
                                            ---------------------------
                                            James A. Wylie, Jr.
                                            Chief Executive Officer
                                           (Principal Executive Officer)